UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2020 (May 1, 2020)

EVANS BANCORP, INC.

(Exact name of registrant as specified in its charter)

New York	001-35021	161332767
(State or other jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

One Grimsby Drive Hamburg, New York		14075
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 716-926-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value	EVBN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

On May 1, 2020, Evans Bancorp, Inc. (“Evans”), the parent holding company of Evans Bank, N.A., filed a Current Report on Form 8-K (the “Original 8-K”) reporting the completion of the acquisition of FSB Bancorp, Inc. (“FSB”), the parent holding company of Fairport Savings Bank by Evans pursuant to the Agreement and Plan of Merger, dated December 19, 2019, as amended on March 5, 2020, by and among Evans, MMS Merger Sub, Inc., a wholly-owned subsidiary of Evans, and FSB. In that filing, Evans indicated that it would amend the Form 8-K at a later date to include the unaudited pro forma financial information required by Item 9.01 of Form 8-K. This amendment to the Original 8-K is being filed to provide such financial information, which is attached to this report as Exhibit 99.1. No other changes have been made to the Original 8-K.

Item 9.01	Exhibits.

(b) Pro forma financial information.

The unaudited pro forma combined condensed balance sheet of Evans and FSB as of December 31, 2019, and the unaudited pro forma combined condensed statement of income of Evans and FSB for the year ended December 31, 2019, and the related notes to the unaudited pro forma combined condensed financial information, are attached hereto as Exhibit 99.1 and incorporated by reference herein.

(d) Exhibits.

Exhibit 99.1 – Unaudited pro forma combined condensed balance sheet of Evans Bancorp, Inc. and FSB Bancorp, Inc. as of December 31, 2019, and the unaudited pro forma combined condensed statement of income of Evans Bancorp, Inc. and FSB Bancorp, Inc. for the year ended December 31, 2019, and the related notes to the unaudited pro forma combined condensed financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

EVANS BANCORP, INC.

Date: July 6, 2020	By:	/s/ David J. Nasca
	Name:	David J. Nasca
	Title:	President and Chief Executive Officer